UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
WRIGHT MEDICAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com
NOTICE OF
2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2005
To Our Stockholders:
      The 2005 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the “Company”) will be held at the Doubletree Hotel located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 12, 2005, beginning at 3:30 p.m. (central time). At the meeting, the Company’s stockholders will vote on the following proposals to:

1.	Elect eight directors to serve on the Board of Directors of the Company for a term of one year;

2.	Approve the amendment of the Company’s Third Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder and (b) make an administrative clarification to the plan relating to the shares of common stock issuable pursuant to incentive stock options; and

3.	Ratify the selection of KPMG LLP as the Company’s independent auditor for 2005.
      Stockholders also will transact any other business that properly comes before the meeting.
      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.
      Only stockholders of record at the close of business on March 21, 2005, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such stockholders will be available for inspection by any stockholder at the office of the Company’s legal counsel, Baker Donelson Bearman Caldwell & Berkowitz, PC, 165 Madison Avenue, 21st Floor, Memphis, Tennessee, during ordinary business hours beginning May 2, 2005, as well as at the Doubletree Hotel during the meeting on May 12, 2005.
      YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of the Board of Directors,

Jason P. Hood
Secretary
April 15, 2005

ii

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com
PROXY STATEMENT
FOR
2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2005
       This Proxy Statement is being furnished in connection with the solicitation of proxies by Wright Medical Group, Inc. (the “Company”), on behalf of its Board of Directors, for use at the 2005 Annual Meeting of Stockholders and any postponement or adjournment thereof. The meeting will be held at the Doubletree Hotel located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 12, 2005, beginning at 3:30 p.m. (central time).
      At the meeting, the Company’s stockholders will be asked to vote on proposals to (1) elect eight directors to serve on the Board of Directors of the Company for a term of one year; (2) approve the amendment of the Company’s Third Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder and (b) make an administrative clarification to the plan relating to the shares of common stock issuable pursuant to incentive stock options; and (3) ratify the selection of KPMG LLP as the Company’s independent auditor for 2005. The proposals are set forth in the accompanying Notice of 2005 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.
      When you submit your proxy, by either voting by telephone or executing and returning the enclosed proxy card, you will authorize the proxy holders — F. Barry Bays, the Executive Chairman of the Board of the Company; John K. Bakewell, the Executive Vice President and Chief Financial Officer of the Company; and Jason P. Hood, the Vice President, General Counsel, and Secretary of the Company — to represent you and vote your shares of the Company’s common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement or adjournment of the meeting.
      The Company’s 2004 Annual Report, which includes the Company’s audited consolidated financial statements, accompanies this Proxy Statement. Although the 2004 Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.
      The Company will provide, without charge, a copy of its annual report on Form 10-K for the year ended December 31, 2004, to any stockholder of the Company who so requests. All stockholder requests should be sent to the Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.
      This Proxy Statement and the accompanying materials are first being sent or given to the Company’s stockholders on or about April 15, 2005.
      YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE MEETING
What is the purpose of the meeting?
      At the meeting, the Company’s stockholders will vote on the following proposals to:

1.	Elect eight directors to serve on the Board of Directors of the Company for a term of one year;

2.	Approve the amendment of the Company’s Third Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder, and (b) make an administrative clarification to the plan relating to the shares of common stock issuable pursuant to incentive stock options; and

3.	Ratify the selection of KPMG LLP as the Company’s independent auditor for 2005.
      In addition, the Company’s management will report on the performance of the Company during 2004 and will respond to appropriate questions from stockholders.
Who is entitled to vote?
      The record date for the meeting is March 21, 2005. Only stockholders of record at the close of business on March 21, 2005, are entitled to receive notice of the meeting and to vote at the meeting the shares of the Company’s common stock that they held on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 21, 2005, there were 33,897,701 outstanding shares of common stock.
Am I entitled to vote if my shares are held in “street name”?
      If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. The Company has been informed that Proposal 1 (election of directors) and Proposal 3 (ratification of the selection of the independent auditor) are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you, but that Proposal 2 (approval of the amendment of the Equity Incentive Plan) is a non-discretionary item on which your nominee will not be entitled to vote your shares unless you provide it with instructions. In the case of non-discretionary items, any shares not voted by your nominee will be considered “broker non-votes.”
How many shares must be present to conduct business at the meeting?
      A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the record date of March 21, 2005, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.
What happens if a quorum is not present at the meeting?
      If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How do I vote my shares?
      If you are a registered stockholder, you may vote by telephone. If you are a registered stockholder (i.e., your shares are held in your own name), you may vote by telephone by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone.
      If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through ADP Investor Communications Services (“ADP”) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.
      You may vote by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.
      You may vote in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, the Company will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares.
Can I change my vote after I submit my proxy?
      Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by voting again by telephone, because only your latest telephone vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered stockholder, by voting in person at the meeting; (4) if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting; or (5) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.
Who will count the votes?
      American Stock Transfer & Trust Company (“AST”), the registrar and transfer agent for the Company’s common stock, will tabulate and certify the stockholder votes submitted by proxy. A representative of AST will serve as the inspector of election at the meeting.
How does the Board of Directors recommend that I vote on the proposals?
      Your Board of Directors recommends that you vote:

1.	FOR the election of the eight director nominees to serve on the Board of Directors of the Company for a term of one year;

2.	FOR the approval of the amendment of the Company’s Third Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder and (b) make an administrative clarification to the plan relating to the shares issuable pursuant to incentive stock options; and

3.	FOR the ratification of the selection of KPMG LLP as the Company’s independent auditor for 2005.

What happens if I do not specify how my shares are to be voted?
      If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.
Will any other business be conducted at the meeting?
      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other Proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
How many votes are required for action to be taken on each proposal?
      Election of Directors. The eight director nominees will be elected to serve on the Board of Directors for a term of one year if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the eight director nominees will be elected if they receive more votes than any other person at the meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.
      Approval of Amendment of Equity Incentive Plan. The proposed amendment of the Company’s Third Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder and (b) make an administrative clarification to the plan relating to the shares of common stock issuable pursuant to incentive stock options will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.
      Ratification of Selection of Independent Auditor. The selection of KPMG LLP as the Company’s independent auditor for 2005 will be ratified if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.
How will abstentions be treated?
      You do not have the option of abstaining from voting on Proposal 1 (election of directors), but you may abstain from voting on Proposal 2 (approval of the amendment of the Equity Incentive Plan) and Proposal 3 (ratification of the selection of the independent auditor). With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposal 2 or 3, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares would be voted but not in favor of Proposal 2 or 3, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.
How will broker non-votes be treated?
      A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposal 2 (approval of the amendment of the Equity Incentive Plan) is a non-discretionary item for which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. Proposal 1 (election of directors) and Proposal 3 (ratification of the selection of the independent auditor), on the other hand, are discretionary items for which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Accordingly, it is possible for there to be broker non-votes with respect to Proposal 2, but there will not be broker non-votes with regard to Proposals 1 and 3. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposal 2, the approval of which requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

STOCK OWNERSHIP
Directors, Executive Officers, and Other Stockholders
      The following table provides information about the beneficial ownership of the Company’s common stock as of March 31, 2005, by each director of the Company, each executive officer of the Company named in the “Summary Compensation Information” table in this Proxy Statement, all directors and executive officers of the Company as a group, and each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

		Percentage of
	Number of Shares	Shares
Name of Beneficial Owner	Beneficially Owned(1,2)	Outstanding(3)

Directors and Executive Officers:
F. Barry Bays	858,523	2.5%
Laurence Y. Fairey	5,000	*
John K. Bakewell	182,999	*
R. Glen Coleman	109,477	*
Brian T. Ennis(4)	101,250	*
Jeffrey G. Roberts	94,262	*
Richard B. Emmitt(5)	271,723	*
David D. Stevens	5,000	*
James E. Thomas	143,502	*
Thomas E. Timbie	44,424	*
James T. Treace(6)	402,838	1.2
Elizabeth H. Weatherman(7)	2,785,221	8.2
All directors and executive officers as a group (15 persons)(4-7)	5,112,773	14.4

Other Stockholders:
Warburg, Pincus Equity Partners, L.P.(8)	2,785,221	8.2
466 Lexington Avenue
New York, New York 10017
FMR Corp.(9)	2,742,046	8.1
82 Devonshire Street
Boston, Massachusetts 02109
Westfield Capital Management Co., LLC(10)	2,441,851	7.2
One Financial Center
Boston, Massachusetts 02111
Marisco Capital Management, LLC(11)	2,099,918	6.2
1200 17th Street, Suite 1600
Denver, Colorado 80202

*	Less than 1% of the outstanding shares of common stock.

(1)	A person’s beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated elsewhere in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting power and sole investment power with respect to the shares of common stock that they beneficially own.

(2)	The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of March 31, 2005, or within 60 days thereafter (i.e., May 30, 2005), upon the exercise of options granted by the Company: Mr. Bays — 838,523 shares; Mr. Fairey — 5,000 shares; Mr. Bakewell — 137,841 shares; Mr. Coleman — 101,477 shares; Mr. Ennis — 81,250 shares; Mr. Roberts — 92,273 shares; Mr. Stevens —

5,000 shares; Mr. Thomas — 23,068 shares; Mr. Timbie — 37,613 shares; Mr. Treace — 219,431 shares; and all directors and executive officers as a group — 1,646,642 shares.

(3)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 33,898,252 outstanding shares of common stock as of March 31, 2005, plus the shares of common stock that such person has the right to acquire as of such date or within 60 days thereafter (i.e., May 30, 2005) upon the exercise of options granted by the Company.

(4)	Mr. Ennis relinquished his position as the President — International of the Company and became an Assistant to the President on April 1, 2005.

(5)	The shares of common stock beneficially owned by Mr. Emmitt are owned by Vertical Fund I, L.P., and Vertical Fund II, L.P. (the “Vertical Funds”). Mr. Emmitt is a general partner of The Vertical Group, L.P., which is the general partner of the Vertical Funds. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of the shares owned by the Vertical Funds.

(6)	The shares of common stock beneficially owned by Mr. Treace include 103,622 shares owned by J&A Group, LLC, a private investment and consulting company controlled by Mr. Treace and his wife, and 90 shares owned by his wife. Mr. Treace disclaims beneficial ownership of the shares owned by his wife.

(7)	The shares of common stock beneficially owned by Ms. Weatherman are owned by Warburg Pincus. Ms. Weatherman is a general partner of WP, which is the general partner of Warburg Pincus, and a Managing Director and member of WPLLC, which manages Warburg Pincus. See footnote (8) for more information concerning Warburg Pincus, WP and WPLLC. Ms. Weatherman does not own any shares individually and disclaims beneficial ownership of the shares owned by Warburg Pincus.

(8)	The shares of common stock beneficially owned by Warburg, Pincus Equity Partners, L.P., are owned by it and three affiliated funds (“Warburg Pincus”). Warburg Pincus & Co. (“WP”) is the general partner of Warburg Pincus, and Warburg Pincus LLC (“WPLLC”) manages Warburg Pincus. As a result of these relationships, WP and WPLLC are deemed to beneficially own the shares owned by Warburg Pincus. Each of Warburg Pincus, WP and WPLLC has shared voting power and shared investment power with respect to the shares owned by Warburg Pincus.

(9)	The shares of common stock beneficially owned by FMR Corp. (“FMR”) consist of the following: 2,568,559 shares owned by various investment accounts for which Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, acts as an investment adviser; 100,099 shares owned by various institutional accounts for which Fidelity Management Trust Company (“Fidelity Trust”), a wholly owned subsidiary of FMR, serves as the investment manager; and 73,388 shares owned by various investment companies and institutional investors for which Fidelity International Limited (“Fidelity International”), an affiliate of FMR, provides investment advisory and management services. FMR, through its control of Fidelity, has sole investment power, but no voting power, with regard to the shares owned by the investment accounts served by Fidelity. FMR, through its control of Fidelity Trust, has sole voting power and sole investment power with respect to the shares owned by the institutional accounts served by Fidelity Trust. Fidelity International, which is independent of but under common control with FMR, has sole voting power and sole investment power with regard to the shares owned by the investment companies and institutional investors served by Fidelity International.

(10)	The shares of common stock beneficially owned by Westfield Capital Management Co., LLC (“Westfield”) consist of shares owned in various accounts for which Westfield serves as the investment adviser. Westfield has sole voting power with respect to 2,139,901 shares and sole investment power with regard to 2,441,851 shares owned by the accounts served by Westfield.

(11)	The shares of common stock beneficially owned by Marisco Capital Management, LLC (“Marisco”) consist of shares owned in various accounts for which Marisco serves as the investment adviser. Marisco has sole voting power with respect to 1,887,000 shares and sole investment power with regard to 2,099,918 shares owned by the accounts served by Marisco.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and the beneficial owners of more than 10% of the Company’s registered equity securities (the “reporting persons”) file with the Securities and Exchange Commission (the “SEC”) initial reports of, and subsequent reports of changes in, their beneficial ownership of the Company’s equity securities. The reporting persons are required to furnish the Company with copies of all such Section 16(a) reports. Based solely on the Company’s review of the copies of such Section 16(a) reports and written representations from certain reporting persons furnished to the Company, the Company believes that the reporting persons complied with all applicable Section 16(a) filing requirements during 2004 and prior years, except that each of James E. Thomas, Thomas E. Timbie, and James T. Treace inadvertently did not timely report his receipt of a stock option granted under the Equity Incentive Plan on May 13, 2004. All of the reporting persons’ transactions subject to Section 16(a) have now been accurately reported.

BOARD OF DIRECTORS
General
      The Board of Directors of the Company consists of eight directors. The Company’s directors are F. Barry Bays, Richard B. Emmitt, Laurence Y. Fairey, David D. Stevens, James E. Thomas, Thomas E. Timbie, James T. Treace, and Elizabeth H. Weatherman. The directors are elected at each annual meeting of stockholders and serve for a term of one year until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.
Director Independence
      It is the policy of the Board of Directors that a majority of the directors be independent as defined in the listing standards of the National Association of Securities Dealers (the “NASD”). The Board of Directors has determined that five directors — Richard B. Emmitt, David D. Stevens, James E. Thomas, Thomas E. Timbie, and Elizabeth H. Weatherman — are independent under the NASD’s listing standards.
Meetings Attended by Directors
      The Board of Directors holds meetings on a quarterly basis and on other occasions as necessary or appropriate. The Board of Directors met seven times in 2004. The Board of Directors has four standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee met eleven, six, and one times, respectively, in 2004. The Executive Committee did not meet in 2004. Director attendance at Board of Directors and committee meetings in 2004 was in excess of 99%. Each director attended at least 86% of the total number of meetings of the Board of Directors and its committees on which he or she served in 2004.
      The independent directors of the Company have regularly scheduled meetings at which only they are present. The independent directors of the Company met two times in 2004.
      The directors of the Company are encouraged to attend the Company’s annual meeting of stockholders absent exceptional cause. In 2004, four directors attended the annual meeting of stockholders.
Board of Directors Committees
      The Board of Directors delegates certain of its functions to its standing Executive Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Information regarding the responsibilities of these committees and their members is provided below.
      Executive Committee. The Executive Committee exercises all the powers of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors, subject to such restrictions or limitations as the Board of Directors may specify from time to time or as otherwise limited by Delaware law. The Executive Committee is composed of four directors who are appointed by the Board of Directors. The members of the Executive Committee are F. Barry Bays (chairman), Laurence Y. Fairey, James T. Treace, and Elizabeth H. Weatherman.
      Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s independent auditor, the performance of the Company’s internal auditing function, and the Company’s compliance with applicable legal requirements and its business conduct policies. The Audit Committee has a written charter which was last amended and restated by the Board of Directors on February 11, 2004. A copy of the charter was attached as Appendix A to the Company’s Proxy Statement for its 2004 annual meeting of stockholders. The Audit Committee is composed of three directors who are appointed by the Board of Directors. The members of the Audit Committee are James E. Thomas

(chairman), Richard B. Emmitt, and Thomas E. Timbie, all of whom are independent as defined in the NASD’s listing standards and meet the independence criteria set forth in the SEC’s rules. The Board of Directors has determined that one member of the Audit Committee, Thomas E. Timbie, is an audit committee financial expert as defined in the SEC’s regulations. The report of the Audit Committee appears beginning on page 12 of this Proxy Statement.
      Compensation Committee. The Compensation Committee oversees the Company’s general programs of compensation and benefits for all employees and determines the compensation of the Company’s executive officers and directors. The Compensation Committee is composed of three directors who are appointed by the Board of Directors. The members of the Compensation Committee are David D. Stevens (chairman), James E. Thomas, and Elizabeth H. Weatherman, all of whom are independent as defined in the NASD’s listing standards. James T. Treace was a member of the Compensation Committee and served as its chairman until February 11, 2004, at which time he relinquished these positions due to his lack of independence and was replaced by Mr. Stevens. The report of the Compensation Committee appears beginning on page 13 of this Proxy Statement.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees the corporate governance processes of the Company. In this role, the Nominating and Corporate Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors, makes recommendations regarding the establishment and membership of the Board of Directors’ committees, develops and reviews corporate governance principles applicable to the Company, and leads the annual review of the performance of the Board of Directors and its committees. The Nominating and Corporate Governance Committee has a written charter which was adopted by the Board of Directors on February 11, 2004. A copy of the charter was attached as Appendix B to the Company’s Proxy Statement for its 2004 annual meeting of stockholders. The Nominating and Corporate Governance Committee is composed of three directors who are appointed by the Board of Directors. The members of the Nominating and Corporate Governance Committee are Elizabeth H. Weatherman (chairwoman), Richard B. Emmitt, and Thomas E. Timbie, all of whom are independent as defined in the NASD’s listing standards. Laurence Y. Fairey was a member of the Nominating and Corporate Governance Committee until July 1, 2004, but he relinquished this position due to a lack of independence upon being elected the President and Chief Executive Officer of the Company.
Director Nominations
      The Board of Directors will consider all potential candidates for nomination by the Board of Directors for election as directors who are recommended by the Company’s stockholders, directors, officers, and employees. All director recommendations must be made in accordance with the provisions of Article II, Section 5 of the Company’s bylaws, which sets forth requirements concerning the information about the candidate to be provided and the timing for the submission of the recommendations. All director recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Nominating and Corporate Governance Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Nominating and Corporate Governance Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Nominating and Corporate Governance Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.
      The Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating and Corporate Governance Committee:

•	Directors should possess the highest personal and professional ethics, integrity, and values.

•	Directors should have an inquisitive and objective perspective, practical wisdom, and mature judgment.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to the Company’s business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business.

•	Directors should be committed to representing the long-term interests of the Company’s stockholders.

•	Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

•	Directors, in the event of any significant change in their personal circumstances (including a change in their principal job responsibilities), should consider whether the change materially diminishes their ability to fulfill their obligations as a director and, if so, should offer their resignation as a director to the Board of Directors.

•	Directors who also serve as the chief executive officer, chief operating officer, or chief financial officer of another enterprise should not serve on more than two boards of public companies in addition to the Company’s Board of Directors, and other directors should not serve on more than four boards of public companies in addition to the Company’s Board of Directors.
      In making its determinations regarding director nominees, the Board of Directors will consider whether a potential candidate has previously served as a director of the Company. The Board of Directors does not believe, however, that directors should expect to be automatically renominated on an annual basis. Instead, the annual self-assessment of the performance of the Board of Directors and its committees is an important determinant of director tenure.
Director Compensation
      The Company compensates its directors for their services with a combination of annual retainers, committee meeting fees, and stock options. The Company modified its director compensation program, effective as of September 1, 2004, to change the directors eligible for compensation, but not the types or amounts of compensation provided to the eligible directors. The principal change was to make the directors who represent a significant stockholder of the Company (Richard B. Emmitt and Elizabeth H. Weatherman) eligible to receive compensation for their services as directors. Now only the directors who are employees of the Company (F. Barry Bays and Laurence Y. Fairey) are ineligible to receive director compensation. In addition, the Company made other technical changes in its director compensation program to take into account the transition on July 1, 2004, in the Chairman of the Board position from a non-employee (James T. Treace) to an employee (F. Barry Bays). As modified, the Company’s director compensation program is as follows:

•	Directors — Eligible directors are paid an annual retainer of $15,000. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. In addition, eligible directors are granted a stock option to purchase 20,000 shares of common stock upon their initial election to the Board of Directors and a stock option to purchase 5,000 shares of common stock upon each subsequent re-election to the Board of Directors. These stock options are granted pursuant to the Company’s Third Amended and Restated 1999 Equity Incentive Plan, have an exercise price equal to the fair market value of the common stock on the date of grant, and vest ratably over four years.

•	Executive Committee — The members of the Executive Committee are not paid any separate compensation in such capacity.

•	Audit Committee — Eligible members of the Audit Committee are paid a supplemental annual retainer of $20,000 for the chairman and $8,000 for the other members.

•	Compensation Committee — Eligible members of the Compensation Committee are paid a meeting fee of $500 for their attendance at each committee meeting that is not associated with a regularly scheduled meeting of the Board of Directors.

•	Nominating and Corporate Governance Committee — Eligible members of the Nominating and Corporate Governance Committee are paid a meeting fee of $500 for their attendance at each committee meeting that is not associated with a regularly scheduled meeting of the Board of Directors.
Corporate Governance Principles
      In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board of Directors approved and adopted Corporate Governance Principles in 2004. The Corporate Governance Principles are posted on the Company’s website at www.wmt.com/corporate/corporategovernanceprinciples.pdf. The information on the Company’s website, however, is not part of this Proxy Statement.
Stockholder Communications
      Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to the Company that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Corporate Secretary will discuss with the Chairman of the Board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The Corporate Secretary will forward a stockholder communication to the Chairman of the Board or the individual director if such person determines that the communication meets this standard.
Audit Committee Report
      Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. KPMG LLP (“KPMG”), the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. In this context, the responsibility of the Audit Committee of the Board of Directors is to oversee the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements.
      In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004, and management’s assessment of the Company’s internal control over financial reporting. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004, were prepared in accordance with accounting principles generally accepted in the United States of America. Management and KPMG also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of December 31, 2004. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (“SAS”) Nos. 61, 89 and 90 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89 and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.
      The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit

Committee all relationships between the auditor and the Company that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with KPMG its independence and considered in advance whether the provision of any non-audit services by KPMG is compatible with maintaining their independence.
      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that KPMG is in fact independent.
      Based on the reviews and discussions of the Audit Committee described above, in reliance on the unqualified opinion of KPMG dated February 21, 2005, regarding the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004, and subject to the limitations on the responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that such financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.
      The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

James E. Thomas (Chairman)
Richard B. Emmitt
Thomas E. Timbie
Compensation Committee Report
      Overview. The Compensation Committee of the Board of Directors oversees the Company’s general programs of compensation and benefits for all employees and determines the compensation of the Company’s executive officers and directors. In making its determinations regarding executive compensation, the Compensation Committee has attempted to implement a policy that serves the financial interests of the Company’s stockholders while providing appropriate performance incentives to its executive officers.
      Compensation Philosophy. The Company’s executive compensation program is designed to attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of the Company’s stockholders. The Compensation Committee believes that a significant portion of executive officers’ compensation potential on an annual basis should be at risk based on the Company’s performance. If the Company’s performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly.
      Compensation Program. The compensation for executive officers of the Company consists primarily of a base salary, a performance incentive bonus opportunity, and long-term incentive awards tied directly to the performance of the Company. The total cash compensation (i.e., base salary plus performance incentive bonus) paid to the Company’s executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies engaged primarily in the orthopaedic medical device business with revenues similar to those of the Company. These components of executive compensation are discussed more fully below.
      Base Salary. The Compensation Committee determines the annual base salaries of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee considers the input of the Chief Executive Officer with respect to the base salaries of the other executive officers of the Company. In establishing the base salaries, the Compensation Committee seeks relevant compensation information such as (1) the executive officer’s responsibilities, (2) the scope of the executive officer’s position, (3) the executive officer’s experience and length of service with the Company, the industry and the community, (4) the executive officer’s efforts and performance, (5) the executive officer’s team building skills, (6) observance by the executive officer of the Company’s ethics and compliance programs, (7) salaries paid by competitive companies to officers in similar positions, and (8) base salaries paid to the Company’s other executive officers. Salaries are reviewed annually, and increases are based primarily on merit according to each executive officer’s achievement of performance objectives.
      Performance Incentive Bonus. The Company implemented a management incentive plan for its management-level employees, including executive officers, in 2004. The plan, which was administered by the Compensation Committee, provided for the discretionary payment by the Company of a performance incentive bonus in the event, and to the extent, that the Company achieved certain performance objectives. The objectives were based on the Company’s financial results, inventory position, manufacturing efficiency, and other performance measures established by the Compensation Committee. Each executive officer’s performance incentive bonus was calculated as a percentage of his or her base salary, with the percentage being set by the Compensation Committee. The executive officers’ target bonus percentages were in the range of 45-50%, and their maximum bonus percentages were in the range of 90-100%, of their base salaries, with the specific percentages depending on the individual’s job classification. As a result of the Company’s performance in 2004 relative to the plan’s objectives, the executive officers received performance incentive bonuses in the approximate range of 43-60% of their base salaries. The total amount of performance incentive bonuses paid to the executive officers in 2004 was $853,714.
      The Company has adopted an executive performance incentive plan for all its officers, including executive officers, for 2005 and subsequent years. The plan, which is administered by the Compensation Committee, provides that each year the Compensation Committee will establish a method for determining the total amount of performance incentive bonuses available to be paid to all officers under the plan (the “bonus pool”). The Compensation Committee is to establish the bonus pool based upon specific measures of the Company’s financial performance, among them being the Company’s sales, operating income, pre-tax income, net income and earnings per share. For 2005, the Compensation Committee has determined that the bonus pool will be established based upon the Company’s performance relative to a specific operating income target, and that the bonus pool will be established, and performance incentive bonus awards will be paid, only if the Company meets this performance measure. The plan also provides for the Compensation Committee to establish individual performance goals, which include financial and operational performance measures, for each officer based upon his or her responsibility within the Company. Shortly after the end of the year, the Compensation Committee is to determine the amount of the performance incentive bonus award for each officer by multiplying such officer’s percentage achievement of his or her individual performance goals by such officer’s allocable portion of the bonus pool. The amount of the performance incentive bonus payable to an officer may vary from zero to 200% of his or her annual base salary.
      Long-Term Incentive Awards. The Company may grant long-term, equity-based incentive awards to its executive officers under the Company’s Third Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”). Under the Equity Incentive Plan, which is administered by the Compensation Committee, the Company may grant long-term, equity-based awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, the Compensation Committee determines an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer. It is not intended that such awards be granted on the basis of past corporate performance or the size or amount of awards previously granted.
      The Compensation Committee’s prevailing practice has been to award stock options in order to closely align the interests of the executive officers with those of the Company’s stockholders. In 2004, the Company granted stock options to purchase a total of 950,000 shares of common stock to nine executive officers. To encourage retention, the stock options generally are granted with a vesting period over several years. The stock options granted to the executive officers in 2004 vest ratably over four years. The Compensation Committee has taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the date of grant, which is calculated as the average of the high and low reported sale prices on the trading day immediately prior to the grant date. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the date of grant.
      Compensation of Chief Executive Officers. The Company had two Chief Executive Officers in 2004, F. Barry Bays and Laurence Y. Fairey. Mr. Bays served as the President and Chief Executive Officer of the Company from January 1, 2004, to June 30, 2004. Effective as of July 1, 2004, Mr. Bays relinquished these positions and became the Executive Chairman of the Board of Directors. At the same time, Mr. Fairey, who initially had been elected a director of the Company on January 26, 2004, succeeded Mr. Bays as the President and Chief Executive Officer. Mr. Fairey served in that capacity through December 31, 2004, and remains the President and Chief Executive Officer of the Company as of the date of this Proxy Statement.
      Mr. Bays had an employment agreement with the Company covering his service as its President and Chief Executive Officer.* Pursuant to the agreement, the Company paid Mr. Bays a base salary of $135,000 during the first half of 2004. Mr. Bays also was eligible under the Company’s management incentive plan to receive a performance incentive bonus calculated as a percentage of his base salary in the event that the Company achieved certain performance objectives in 2004. Although his target bonus percentage was 50% of his base salary, Mr. Bays actually received a performance incentive bonus for the first half of 2004 in the amount of $79,650, or 59% of his base salary for such period, due to the overachievement with respect to certain of the performance criteria. In addition, on March 25, 2004, the Company granted to Mr. Bays an option to purchase 120,000 shares of common stock under the Equity Incentive Plan. The exercise price of the option is $30.11 per share, which was the market value of the common stock on the date of grant. The option vests ratably over four years and has a ten-year term. The Compensation Committee considers the total compensation received by Mr. Bays for 2004 to be reasonable and appropriate under the circumstances.
      Similarly, Mr. Fairey has an employment agreement with the Company covering his service as its President and Chief Executive Officer. Pursuant to the agreement, the Company paid Mr. Fairey a base salary of $175,000 during the second half of 2004. Mr. Fairey also was eligible under the Company’s management incentive plan to receive a performance incentive bonus calculated as a percentage of his base salary in the event that the Company achieved certain performance objectives in 2004. While his target bonus percentage was 50% of his base salary, Mr. Fairey actually received a performance incentive bonus for the second half of 2004 in the amount of $99,750, or 57% of his base salary for such period, due to the overachievement with respect to certain of the performance criteria. In addition, on July 1, 2004, the Company granted to Mr. Fairey an option to purchase 580,000 shares of common stock under the Equity Incentive Plan. The exercise price of the option is $35.68 per share, which was the market value of the common stock on the date of grant. The option vests ratably over four years and has a ten-year term. The Compensation Committee considers the total compensation received by Mr. Fairey for the second half of 2004 to be reasonable and appropriate under the circumstances.
* * *
      The foregoing report is provided by the undersigned members of the Compensation Committee of the Board of Directors.

David D. Stevens (Chairman)
James E. Thomas
Elizabeth H. Weatherman

*	This employment agreement was superseded as of July 1, 2004, by a new employment agreement with the Company relating to Mr. Bays’ service as the Executive Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation
      David D. Stevens, James E. Thomas, James T. Treace, and Elizabeth H. Weatherman served as members of the Compensation Committee of the Board of Directors in 2004. No member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2004 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee of the Board of Directors.

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees
      The Board of Directors proposes that the eight nominees listed below be elected to serve as directors of the Company. Each nominee is an incumbent director of the Company and has consented to serve on the Board of Directors. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee.
      F. Barry Bays. Mr. Bays, age 58, has been a director of the Company since 2000 and its Executive Chairman of the Board since July 2004. He was the President and Chief Executive Officer of the Company from 2000 to June 2004. Mr. Bays has 40 years of experience in the orthopaedic medical device industry. He was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Medtronic, Inc., acquired Xomed Surgical Products, Inc., a leading manufacturer of surgical products used by ear, nose, and throat (“ENT”) surgeons, in 1999 and thereafter changed its name to Medtronic Xomed, Inc. Mr. Bays was a director and the Vice President and Chief Operating Officer of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. He was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993 and the Senior Vice President and Chief Operating Officer of its predecessor, Concept, Inc., from 1981 to 1990. Bristol-Myers Squibb Company acquired Concept, Inc., a leading manufacturer of orthopaedic arthroscopy products, in 1990 and thereafter changed its name to Linvatec Corporation.
      Richard B. Emmitt. Mr. Emmitt, age 60, has been a director of the Company since 1999. He has been a Managing Director of The Vertical Group Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt is a director of American Medical Systems Holdings, Inc. and Micro Therapeutics, Inc., both public companies, as well as several privately held medical device companies.
      Laurence Y. Fairey. Mr. Fairey, age 54, has been a director of the Company since January 2004 and its President and Chief Executive Officer since July 2004. He is an accomplished orthopaedic medical device executive with 28 years of service in the orthopaedic industry. Mr. Fairey served in several executive capacities at Medtronic Sofamor Danek, Inc., and its predecessor company, Danek Group, Inc., from 1991 to his retirement in 2000, including serving as the Executive Vice President and Chief Financial Officer, the President of International, and, most recently, the President of Neurologics. He held both financial and operational executive positions with Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc., from 1973 to 1991.
      David D. Stevens. Mr. Stevens, age 51, has been a director of the Company since January 2004. He is the Chairman of the Board and Chief Executive Officer of Accredo Health, Incorporated, a publicly held provider of specialized pharmacy and related services to the biopharmaceutical industry. At Accredo, Mr. Stevens has been its Chief Executive Officer since 1996, a director since 1997, and the Chairman of the Board since 1999. He also has held senior executive positions with Nova Factor, Inc. and Southern Health Systems, Inc., both subsidiaries of Accredo, since 1996 and 1983, respectively. Mr. Stevens is a director of Thomas & Betts Corporation, a public company.
      James E. Thomas. Mr. Thomas, age 44, has been a director of the Company since 1999. He has been a Managing Partner of Thomas, McNerney & Partners, LLC, a private equity investment partnership focused on the health care industry, since 2001. Mr. Thomas was a member of Warburg Pincus LLC, a private investment firm, from 1989 to 2000, where he served as a Managing Director. He is a director of The Medicines Company, Inc., a public company, as well as several privately held companies.
      Thomas E. Timbie. Mr. Timbie, age 47, has been a director of the Company since 2000. He has been the interim Chief Financial Officer of ev3 Inc., an endovascular company, since January 2005. Mr. Timbie also has been the President of Timbie & Company, LLC, a financial consulting firm, since 2000. He was the interim Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical device market, during 2000. Mr. Timbie was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc. from 1996 to 1999. He is a director of American Medical Systems Holdings, Inc., a public company, as well as one privately held medical device company. Warburg Pincus, one of the Company’s principal stockholders, is a significant stockholder in these companies.
      James T. Treace. Mr. Treace, age 59, has been a director of the Company since 1999. He previously served as the Chairman of the Board of the Company from 1999 to June 2004. Mr. Treace has been the President of J&A Group, LLC, a private investment and consulting company, since 2000. He was the President of Medtronic Xomed, Inc., from 1999 to 2000 and the Chairman of the Board, Chief Executive Officer, and President of its predecessor, Xomed Surgical Products, Inc., from 1996 to 1999. Mr. Treace was the Chairman of the Board, Chief Executive Officer, and President of TreBay Medical Corp. from 1993 to 1996. He was the President of Linvatec Corporation from 1990 to 1993 and the President and Chief Executive Officer of its predecessor, Concept, Inc., from 1981 to 1990. Mr. Treace is the Chairman of the Board of Kyphon Inc., a public company. He is the uncle of John T. Treace, the Company’s Vice President — Biologics and Extremity Marketing.
      Elizabeth H. Weatherman. Ms. Weatherman, age 45, has been a director of the Company since 1999. She is a Managing Director and member of Warburg Pincus LLC where she has been a member of the health care group since 1988. Ms. Weatherman is responsible for Warburg Pincus LLC’s medical device investment activities. She is a director of American Medical Systems Holdings, Inc., Kyphon Inc., and Micro Therapeutics, Inc., all public companies, as well as several privately held medical device companies.
Board of Directors’ Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE. Each proxy solicited on behalf of the Board of Directors will be voted FOR the election of the eight director nominees unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2 — APPROVAL OF AMENDMENT OF EQUITY INCENTIVE PLAN
Introduction
      The Company’s Third Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”) originally was adopted by the Board of Directors and approved by the stockholders in 1999 and subsequently has been amended and restated in 2001, 2003 and 2004. Under the Equity Incentive Plan, the Company is authorized to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to the employees (including executive officers), directors, and consultants of the Company and its subsidiaries. The purpose of the Equity Incentive Plan is to provide a means for the Company to attract able persons to become and remain employees and directors of and consultants to the Company and its subsidiaries by providing them with long-term, equity-based incentive compensation. The objectives of the Equity Incentive Plan are to strengthen the commitment of employees, directors, and consultants to the welfare of the Company and to promote an identity of interest between them and the Company’s stockholders.
Summary of Proposed Amendment
      The Compensation Committee of the Board of Directors has reviewed the Equity Incentive Plan and has concluded that it would be in the best interests of the Company and its stockholders for the Equity Incentive Plan to be amended as summarized below. The Compensation Committee has adopted an amendment to the Equity Incentive Plan to effect these changes, subject to approval by the Company’s stockholders in a manner that complies with applicable law, the rules and regulations of the SEC, and the rules and regulations of the Nasdaq Stock Market. If approved by the stockholders, the amendment of the Equity Incentive Plan will become effective as of May 12, 2005, the date of the meeting.
      Increase in Shares Available. At present, the Company is authorized to grant equity-based awards under the Equity Incentive Plan for up to 8,267,051 shares of common stock. At April 4, 2005, the Company had granted stock options and stock bonuses to approximately 600 employees, consultants, and directors. The Company thus far has not granted any stock appreciation rights, restricted stock, phantom stock units, or performance share units under the Equity Incentive Plan. At April 4, 2005, the Company had issued 1,350,371 shares of common stock pursuant to stock option exercises and 69,688 shares of common stock as stock bonuses, the Company had paid cash in an amount equivalent to 52,356 shares of common stock to offset the tax consequences of the stock bonuses, and there were outstanding stock options to purchase 6,512,348 shares of common stock. As a result, at April 4, 2005, there were 282,288 remaining shares of common stock available for future awards under the Equity Incentive Plan.
      Based on the Company’s current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the Equity Incentive Plan in order to enable the Company to continue to achieve its objectives. Therefore, as contemplated in the amendment, the maximum number of shares of common stock for which the Company may grant awards under the Equity Incentive Plan will be increased by 1,500,000 shares from 8,267,051 to 9,767,051 shares. The additional shares represent an 18.1% increase in the number of authorized shares under the Equity Incentive Plan, but constitute only 4.4% of the 33,898,252 shares of common stock that were outstanding on April 4, 2005. The additional 1,500,000 shares, together with the existing 282,288 shares at April 4, 2005, are expected to provide the Company with a sufficient number of available shares of common stock to make awards under the Equity Incentive Plan for the foreseeable future.
      Administrative Clarification. As contemplated in the amendment, the Equity Incentive Plan also will be amended to clarify that any and all shares of common stock that may be made subject to awards under the Equity Incentive Plan may be issued pursuant to incentive stock options. This change is intended to comply with a recently issued regulation from the U.S. Department of Treasury that requires equity incentive plans to specify the number of shares of common stock that are eligible to be issued pursuant to incentive stock options.

Summary of Equity Incentive Plan
      The following is a summary of the detailed provisions of the Equity Incentive Plan as proposed to be amended. The statements contained herein are qualified in their entirety by reference to the Fourth Amended and Restated 1999 Equity Incentive Plan which sets forth the Equity Incentive Plan as so amended, a copy of which is attached as Appendix A to this Proxy Statement.
      General. The Equity Incentive Plan authorizes the Company to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code; options to purchase common stock that do not qualify as incentive stock options under the Code, which also are referred to as “nonqualified stock options”; stock appreciation rights, also known as “SARs”; shares of restricted stock that are subject to certain transferability and forfeiture restrictions that lapse after specified restricted periods; phantom stock units; performance share units; and stock bonuses.
      Eligible Persons. Approximately 600 non-union employees, consultants to and directors of the Company and its related entities are eligible to receive equity-based awards under the Equity Incentive Plan. Under present law, incentive stock options may be granted only to employees.
      Shares Available. As contemplated in the amendment, the maximum number of shares of common stock subject to all awards granted under the Equity Incentive Plan will be 9,767,051 shares. The maximum number of shares of common stock with respect to which any one person may be granted options or SARs during any one year is 600,000 shares. The awards granted under the Equity Incentive Plan and the foregoing share limitations are subject to equitable adjustment or substitution, as determined by the Compensation Committee in its sole discretion, in the event of certain changes in the Company’s outstanding shares of common stock or its capital structure resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. In the event that any option, SAR, restricted stock, phantom stock unit, or performance share unit expires or is surrendered, terminated, or forfeited, the shares of common stock no longer subject to such award will be released and thereafter available for new awards to be granted under the Equity Incentive Plan.
      Administration. The Compensation Committee of the Board of Directors is authorized to administer the Equity Incentive Plan. The Compensation Committee has the authority, subject to the provisions of the Equity Incentive Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the administration of the Equity Incentive Plan as it may deem necessary or advisable. The Compensation Committee has the power, subject to the provisions of the Equity Incentive Plan, to select the eligible persons to participate in the Equity Incentive Plan; determine the nature and extent of the awards to be made to each participant; determine the time when awards will be made to participants; establish the performance goals and determine the period of time within which performance is measured with respect to performance share units; determine the period of time during which shares of restricted stock are subject to restrictions; determine the conditions for the payment of awards; and prescribe the forms of agreements and documents evidencing the awards.
          Types of Equity-Based Awards
           Stock Options. The Compensation Committee may grant awards of stock options to eligible persons under the Equity Incentive Plan. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities. The Compensation Committee may set the exercise price of stock options, provided that the exercise price of incentive stock options is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. The stock options will expire after a period not exceeding ten years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with the Company or a related entity ceases before the end of the option period. If an incentive stock option is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of the Company’s stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. Each stock option is to be evidenced by a stock option agreement containing such provisions, consistent with the Equity Incentive Plan, as are determined by the Compensation Committee.
           Stock Appreciation Rights. The Compensation Committee may grant awards of stock appreciation rights to eligible persons, alone or in tandem with stock options, pursuant to the Equity Incentive Plan. An SAR confers on the participant the right to receive the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR. The Company may pay an exercised SAR’s excess value in the form of cash, shares of common stock, or a combination of both as determined by the Compensation Committee. If, on the day that an unexercised SAR is scheduled to expire, the fair market value of the common stock exceeds the exercise price of the SAR, the SAR will be deemed to have been exercised by the participant on such last day, and the Company will make the appropriate payment therefor. Each SAR is to be subject to such terms and conditions as are imposed by the Compensation Committee and are not inconsistent with the Equity Incentive Plan.
           Restricted Stock. The Compensation Committee may grant awards of restricted stock to eligible persons under the Equity Incentive Plan. Upon the award of the restricted stock, the Company issues a stock certificate evidencing the restricted stock, which is registered in the participant’s name and bears an appropriate legend, and either delivers it to the participant or deposits it in escrow pending the expiration of the restrictions. The participant’s rights to the restricted stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted stock, including the right to vote the restricted stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted stock, and any escrowed stock certificate evidencing the restricted stock is delivered to the participant. Each restricted stock award is to be evidenced by an agreement between the Company and the participant setting forth the applicable restrictions.
           Phantom Stock Units. The Compensation Committee may grant awards of phantom stock units to eligible persons pursuant to the Equity Incentive Plan. A phantom stock unit is a hypothetical investment equal to one share of common stock. The Company does not issue any shares of common stock when a phantom stock unit award is made, and the participant is not considered a stockholder of the Company; however, the participant is entitled to receive an amount of cash equal to the cash dividend that the Company pays on a share of common stock for each phantom stock unit then credited to the participant’s account. The participant’s rights with respect to the phantom stock units are subject to certain forfeiture provisions during a restricted period which commences as of the date of grant of the phantom stock units and expires from time to time in accordance with a schedule established by the Compensation Committee. Upon the expiration of the restricted period, the Company delivers to the participant one share of common stock for each phantom stock unit for which the restrictions have expired and cash equal to any dividend equivalents credited with respect to each such phantom stock unit. The terms and conditions of each grant of phantom stock units are to be reflected in a written award agreement.
           Performance Share Units. The Compensation Committee is authorized to establish performance share programs and may grant awards of performance share units to eligible persons in accordance with such programs under the Equity Incentive Plan. The Compensation Committee determines the number of performance share units to be granted to each eligible person who is selected to receive such an award. At the beginning of each performance measurement period, referred to in the Equity Incentive Plan as an “award period,” the Compensation Committee establishes written performance goals based on the Company’s financial objectives for such award period and a schedule correlating the accomplishment of the performance goals to the performance share units to be earned by the participants. The performance goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or any other measurement of corporate performance and may be determined on an individual basis or by categories of participants. The Compensation Committee may adjust the performance goals during the award period to account for certain events affecting the Company. At the completion of the award period, the Compensation Committee calculates the number of shares of common stock earned with respect to each participant’s performance share unit award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals. Payment of earned performance share units is made in the form of shares of common stock or, at the Compensation Committee’s discretion, cash if requested by the participant.
           Stock Bonuses. The Compensation Committee may issue unrestricted shares of common stock to eligible persons pursuant to the Equity Incentive Plan. The Compensation Committee may grant the stock awards as or in payment of a bonus to the participant, to provide incentives for the participant, or to recognize the participant’s special achievements or contributions.
      Transferability. A participant’s interest in and rights under the Equity Incentive Plan, including amounts receivable on account of the equity-based awards granted thereunder, may not be sold, assigned, donated, transferred, or otherwise disposed of, and may not be mortgaged, pledged or encumbered, except in the event of a participant’s death to a designated beneficiary to the extent permitted in the Equity Incentive Plan, or by will or the laws of descent and distribution in the absence of any such designation. The Compensation Committee, however, may allow for the transfer of awards other than incentive stock options to other persons or entities.
      Change of Control Provisions. Under the Company’s standard stock option agreement for executive officers, if the Company experiences a change of control, all the then unvested options will automatically vest and be fully exercisable and will remain so exercisable in accordance with the terms of the option agreement. For purposes of the option agreements, a “change of control” is defined as any of the following events:

•	the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either (1) the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, or (2) the combined voting power of the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition (a) is pursuant to an initial public offering by the Company or (b) is effected by the Company, any affiliate of the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

•	the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all the assets of the Company, unless, following the transaction, (1) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, and the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors immediately prior to the transaction continue to beneficially own more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the “new entity”) in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, taking into account certain share equivalents, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for the transaction; and (4) immediately following the transaction, the executive officer has the same position in the ultimate parent entity of the new entity, or if there is no such parent entity, the new entity;

•	the sale of at least 80% of the Company’s assets to an unrelated party or the completion of a transaction having a similar effect;

•	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; or

•	the individuals who constitute the Board of Directors of the Company on the date of the stock option agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of the Company’s then current directors, thereafter cease to constitute at least a majority of the Board of Directors.
      Amendment and Termination. The Board of Directors may terminate the Equity Incentive Plan at any time. The Board of Directors or the Compensation Committee may suspend and, if suspended, reinstate the Equity Incentive Plan in whole or in part at any time and from time to time. Any amendment of the Equity Incentive Plan must be approved by the Company’s stockholders to the extent that such approval is required by the Equity Incentive Plan, applicable law, the rules and regulations of the securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the common stock is then listed or the Nasdaq Stock Market or any other automated quotation system on which the common stock is then quoted.
Federal Income Tax Consequences
      The following is a summary of the material anticipated United States federal income tax consequences of the Equity Incentive Plan to the Company and the participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.
      Stock Options. The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages.
      The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.
      Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the participant at the time of grant. Upon exercising the SAR, the participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. The participant’s income is subject to withholding tax as wages. The Company will be entitled to a deduction for the same amount. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an SAR.
      Restricted Stock. An award of shares of common stock that is limited in terms of transferability and is subject to a substantial risk of forfeiture — i.e., restricted stock — will not result in taxable income to the participant at the time of grant. Prior to the lapse of either of the restrictions on the restricted stock, any dividends received on such shares will be treated as ordinary compensation income to the participant. Upon the lapse of either of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses.
      Alternatively, within 30 days after receipt of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. If the Section 83(b) election is made, the participant will not recognize income at the time that the restrictions actually lapse. For purposes of determining the period of time that the participant holds the restricted stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary income. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.
      The Company will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.
      Phantom Stock Units. The grant of a phantom stock unit will not result in taxable income to the participant at the time of grant. Further, the participant will have no taxable income upon lapse of the restrictions. At the time that the Company makes payment with respect to the phantom stock unit, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will be entitled to a deduction at the time of payment in an amount equal to such income.
      Performance Share Units. The grant of a performance share unit will not result in taxable income to the participant at the time of grant. At the time that the Company makes payment with respect to the performance share units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will be entitled to a deduction at the time of payment in an amount equal to such income.
      Stock Bonuses. A participant who receives a stock bonus will recognize ordinary income upon receipt of the stock in an amount equal to the fair market value of the stock on the date of grant. The Company will be entitled to a deduction at the time of grant in an amount equal to such income.
      Effect of Section 162(m) of the Code. Section 162(m) of the Code limits to $1 million per person the annual amount that the Company may deduct for compensation paid to any of its most highly compensated employees. Compensation payable as a result of the attainment of performance goals is excluded from this limit. To qualify as performance-based compensation, the Equity Incentive Plan and the awards made thereunder must meet certain requirements. For example, stock options and SARs granted with an exercise price not less than the fair market value of the underlying shares of common stock are considered performance-based compensation, so long as the Equity Incentive Plan and the stock option or SAR meet certain requirements, because the amount of compensation is attributable to an increase in the price of the common stock. Restricted stock awards may or may not qualify as performance-based compensation, depending on whether the vesting of the restricted stock is based on the attainment of performance-based goals. The Company’s policy is to grant awards meeting the requirements of Section 162(m) and applicable regulations to its most highly compensated employees.
Common Stock Price
      The last sale price of the Company’s common stock on April 4, 2005, as reported by the Nasdaq Stock Market, was $23.27 per share.
Award Grants
      Past Award Grants. The table below sets forth information regarding the number of equity-based awards, all of which are stock options, that have been made under the Equity Incentive Plan as of April 4, 2005, to (1) each of the Company’s executive officers who are named in the “Summary Compensation Information” table, (2) all current executive officers as a group, (3) all current directors who are not executive officers as a group, and (4) all employees who are not executive officers as a group. There is no separate disclosure with respect to director nominees, because all of them currently are directors of the Company whose information is already shown in the table. There is no applicable disclosure to be made with regard to any associate of the Company’s current directors, director nominees, and executive officers or any other recipient of 5% or more of the stock options.

Number of Shares of Common
Name or Category	Stock Underlying Options

F. Barry Bays	972,273
Executive Chairman of the Board and former President and Chief Executive Officer
Laurence Y. Fairey	600,000
President and Chief Executive Officer
John K. Bakewell	264,091
Executive Vice President and Chief Financial Officer
R. Glen Coleman	237,727
President — U.S. Sales and Marketing
Brian T. Ennis	135,000
Former President — International
Jeffrey G. Roberts	197,273
Senior Vice President and Chief Technology Officer
All current executive officers as a group	2,657,986
All current directors who are not executive officers as a group	321,362
All employees who are not executive officers as a group	6,286,855
      Future Award Grants. The granting of equity-based awards under the Equity Incentive Plan is at the discretion of the Compensation Committee. The Compensation Committee has not yet determined any awards that will be granted under the Equity Incentive Plan, as it is proposed to be amended, to the persons and groups of persons identified in the preceding table. In addition, if the Equity Incentive Plan, as so amended, had been in effect in 2004, such persons and groups of persons would not have received awards that were any different in type or amount than those that they actually received in 2004. See “Executive Officers and Executive Compensation — Stock Option Grants in 2004” for information regarding the stock options granted in 2004 to the Company’s executive officers named in the “Summary Compensation Information” table.
Board of Directors’ Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE EQUITY INCENTIVE PLAN TO (A) INCREASE BY 1,500,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER AND (B) MAKE AN ADMINISTRATIVE CLARIFICATION TO THE PLAN RELATING TO THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO INCENTIVE STOCK OPTIONS. Each proxy solicited on behalf of the Board of Directors will be voted FOR the approval of the amendment of the Equity Incentive Plan unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
General
      The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as the independent auditor to perform the audit of the Company’s consolidated financial statements for 2005. KPMG has audited the Company’s consolidated financial statements since 2002. KPMG is a registered public accounting firm.
      The Board of Directors is asking the stockholders to ratify the selection of KPMG as the Company’s independent auditor for 2005. Although not required by law, the NASD’s listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
      Representatives of KPMG are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the Company’s stockholders.
Board of Directors’ Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2005. Each proxy solicited on behalf of the Board of Directors will be voted FOR the ratification of the selection of KPMG as the Company’s independent auditor for 2005 unless the stockholder instructs otherwise in the proxy. If the stockholders do not ratify the selection, the matter will be reconsidered by the Audit Committee and the Board of Directors.
Audit and Non-Audit Services
      The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor. In addition to retaining KPMG to audit the Company’s consolidated financial statements for 2004, the Audit Committee retained KPMG to provide other auditing and advisory services in 2004. The Audit Committee understands the need for KPMG to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee has reviewed all non-audit services provided by KPMG in 2004 and has concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions.
      To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

      The table below sets forth the aggregate fees billed by KPMG for audit and non-audit services provided to the Company in 2004 and 2003.

Fees	2004	2003

Audit Fees	$1,227,101	$582,000
Audit-Related Fees	442,682	103,000
Tax Fees:
Tax Compliance Fees	62,936	31,050
All Other Tax Fees	89,650	177,732

Total Tax Fees	152,586	208,782
All Other Fees	—	—

Total	$1,822,369	$893,782

      In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. In 2004, the Company incurred incremental audit fees and audit-related fees to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
Other Independence Measures
      The Company has taken additional steps to ensure the independence of its independent auditor. The Audit Committee requires that the lead and concurring partners assigned to the audit of the Company’s consolidated financial statements are rotated off the independent auditor’s audit engagement at least every five years. The Board of Directors, upon the recommendation of the Audit Committee, also has adopted a policy restricting the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company’s consolidated financial statements.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers and Other Senior Management
      The table below sets forth certain information concerning the executive officers and other senior management of the Company.

Name	Age	Position(s)

F. Barry Bays	58	Executive Chairman of the Board
Laurence Y. Fairey	54	President and Chief Executive Officer
John K. Bakewell	43	Executive Vice President and Chief Financial Officer
R. Glen Coleman	50	President — U.S. Sales and Marketing
Jeffrey G. Roberts	46	Senior Vice President and Chief Technology Officer
William J. Flannery	51	Vice President — Logistics and Materials
Kyle M. Joines	37	Vice President — Manufacturing
Jason P. Hood	40	Vice President, General Counsel, and Secretary
Lance A. Berry	32	Vice President and Corporate Controller
Aldo M. Denti	37	Vice President and General Manager — OrthoRecon
Karen L. Harris	43	Vice President — International Sales and Distribution
Joyce B. Jones	52	Vice President and Treasurer
Steven A. Kahn	47	Vice President — Regulatory Affairs and Quality Systems
William F. Scott	59	Vice President and General Manager — Sales and Marketing Services
Michael B. Sheldon	54	Vice President — International Marketing
Joseph J. Sinkovich	36	Vice President — U.S. Sales
John T. Treace	33	Vice President and General Manager — Biologics and Extremities
Stephen E. White	40	Vice President — Development — OrthoRecon
      F. Barry Bays has been a director of the Company since 2000 and its Executive Chairman of the Board since July 2004. He was the President and Chief Executive Officer of the Company from 2000 to June 2004. Mr. Bays has 40 years of experience in the orthopaedic medical device industry. He was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Mr. Bays was a director and the Vice President and Chief Operating Officer of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. He was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993 and the Senior Vice President and Chief Operating Officer of its predecessor, Concept, Inc., from 1981 to 1990.
      Laurence Y. Fairey has been a director of the Company since January 2004 and its President and Chief Executive Officer since July 2004. He is an accomplished orthopaedic medical device executive with 28 years of service in the orthopaedic industry. Mr. Fairey served in several executive capacities at Medtronic Sofamor Danek, Inc., and its predecessor company, Danek Group, Inc., from 1991 to his retirement in 2000, including serving as the Executive Vice President and Chief Financial Officer, the President of International, and, most recently, the President of Neurologics. He held both financial and operational executive positions with Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc., from 1973 to 1991.
      John K. Bakewell has been the Executive Vice President and Chief Financial Officer of the Company since 2000. He was the Vice President of Finance and Administration and Chief Financial Officer of Altra Energy Technologies, Inc., a software and e-commerce solutions provider to the energy industry, from 1998 to 2000. Mr. Bakewell was the Vice President of Finance and Administration and Chief Financial Officer of

Cyberonics, Inc., a publicly held manufacturer of medical devices for the treatment of epilepsy and other neurological disorders, from 1993 to 1998. He was the Chief Financial Officer of ZEOS International Ltd., a publicly held manufacturer and direct marketer of personal computers and related products, from 1990 to 1993.
      R. Glen Coleman has been the President — U.S. Sales and Marketing of the Company since November 2004. He previously served the Company as the Senior Vice President — U.S. Sales and Marketing from 2003 to November 2004 and as the Senior Vice President — Marketing from 2001 to 2003. Mr. Coleman was the Vice President of Marketing for Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He held several management positions at Linvatec Corporation and its predecessor, Concept, Inc., from 1983 to 1996, including service as the Vice President of Global Marketing in 1996, the Vice President of Sales from 1993 to 1996, the Vice President and General Manager of the Concept Division from 1991 to 1993, and the Vice President of Research and Development from 1989 to 1991.
      Jeffrey G. Roberts has been the Senior Vice President and Chief Technical Officer of the Company since November 2004. He previously served the Company as the Vice President — Research and Development from 2000 to November 2004 and the Vice President — Product Development during 2000. Mr. Roberts has 21 years of experience in the orthopaedic medical device industry and has been involved in the design, development, and manufacture of many orthopaedic devices, implants, and instruments for both total joint and arthroscopic applications. He was employed by Aquarius Medical Corporation, a development-stage medical device company, in various technical positions from 1996 to 2000, most recently as the Vice President of Research and Development and the Vice President of Clinical Affairs. Mr. Roberts was the President of Arthrotek, Inc., a subsidiary of Biomet Inc., from 1994 to 1996. He held various technical positions, including Vice President of Research and Development, with Linvatec Corporation and its predecessor, Concept, Inc., from 1988 to 1994.
      William J. Flannery has been the Vice President — Logistics and Materials of the Company since September 2004. He previously served the Company as the Senior Director — Materials and Purchasing from 1994 to September 2004. Mr. Flannery has 27 years of experience in the orthopaedic medical device industry. He was employed by United States Surgical Corporation, a manufacturer of products used to perform minimally invasive surgical procedures, in various operational positions from 1978 to 1994, where he ultimately served as the Senior Director of Materials.
      Kyle M. Joines has been the Vice President — Manufacturing of the Company since September 2004. He previously served the Company as the Senior Director — Manufacturing from 2001 to September 2004 and the Director — Manufacturing from 1998 to 2001 and has held various other production positions with the Company since 1993. Mr. Joines was employed by Precision Castparts Corp., a global manufacturer of complex metal components and products, from 1990 to 1992, where he ultimately served as the Foundry Coordinator.
      Jason P. Hood has been a Vice President of the Company since 2002 and its General Counsel and Secretary since 1998. He previously served the Company as Corporate Counsel in 1998. Mr. Hood was an attorney with Sedgwick Noble Lowndes, an international employee benefits consulting firm, from 1997 to 1998. He was an associate with the law firm of Glankler Brown, PLLC, from 1994 to 1997, where he concentrated his practice in employment law and general civil litigation. Mr. Hood is licensed to practice law in the State of Tennessee.
      Lance A. Berry has been a Vice President of the Company since April 2004 and its Corporate Controller since 2002. He was an accountant in the auditing division of Arthur Andersen, LLP, from 1995 to 2002, where he held various positions of increasing responsibility, most recently as Audit Manager, and his clients consisted primarily of multinational and public companies. Mr. Berry is a certified public accountant.
      Aldo M. Denti has been the Vice President and General Manager — OrthoRecon of the Company since November 2004. He previously served the Company as the Senior Director — Large Joints from April 2004 to November 2004. Mr. Denti has 15 years of experience in the orthopaedic medical device industry. He was employed by Medtronic Sofamor Danek, Inc., in various marketing positions from 1999 to April 2004, most recently serving as the Vice President of Marketing for the Minimally Invasive Spinal Technologies division. Mr. Denti was employed by Howmedica Inc., a subsidiary of Styker Corporation, in various marketing positions from 1991 to 1999, where he ultimately served as the Group Manager for the External Fixation Trauma line.
      Karen L. Harris has been the Vice President — International Sales and Distribution of the Company since 1998. She previously served the Company as the Vice President — European Business Development from 1997 to 1998. Ms. Harris was employed by MicroAire Surgical Instruments, Inc., in various sales and marketing positions from 1990 to 1997, most recently serving as the Director of International Sales and Marketing.
      Joyce B. Jones has been the Vice President and Treasurer of the Company since 2002. She previously served the Company as the Vice President — Finance and Controller from 1998 to 2002 and has held various other finance and accounting positions with the Company since 1989. Ms. Jones was the Corporate Controller of Insituform Technologies, Inc., a provider of specialized pipeline rehabilitation technologies and services, from 1986 to 1989.
      Steven A. Kahn has been the Vice President — Regulatory Affairs and Quality Systems of the Company since January 2005. He was employed by DePuy Orthopaedics, Inc., a subsidiary of Johnson & Johnson, in various regulatory and quality positions from 1991 to 2004, where he ultimately served as a Regulatory Affairs Director. Mr. Kahn was employed by Bayer HealthCare, a pharmaceutical and medical device company, in various quality control positions from 1981 to 1991.
      William F. Scott has been the Vice President and General Manager — Sales and Marketing Services of the Company since November 2004. He previously served the Company as the Vice President — U.S. Sales from 2003 to November 2004, the Senior Director — Sales Administration from 2001 to 2003, and the Senior Director — Regional Sales in 2001. Mr. Scott was the Vice President of Domestic Sales of Medtronic Xomed, Inc., from 1999 to 2001 and the Director of Sales Administration of its predecessor, Xomed Surgical Products, Inc., from 1997 to 1999. He was the Director of Sales of Interpore International, Inc., an orthopaedic medical device company, from 1996 to 1997. Mr. Scott was employed by Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc., in various sales and marketing positions from 1966 to 1996, most recently serving as the Vice President of International Sales of ENT.
      Michael B. Sheldon has been the Vice President — International Marketing of the Company since March 2005. He previously served the Company as the Senior Director — International Marketing from 2002 to March 2005. Mr. Sheldon was employed by Howmedica Osteonics Corp., a subsidiary of Stryker Corporation, in various marketing positions from 1986 to 2001, where he ultimately served as the Program Manager for the Knee Team Business Unit.
      Joseph J. Sinkovich has been the Vice President — U.S. Sales of the Company since November 2004. He previously served the Company as the Senior Director — U.S. Sales from March 2004 to November 2004 and the Senior Director — Domestic Biologics Sales from 2003 to March 2004 and has held various other sales and marketing positions with the Company since 2000. Mr. Sinkovich served as the Area Manager of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1995 to 2000.
      John T. Treace has been the Vice President and General Manager — Biologics and Extremity Marketing of the Company since 2003. He previously served the Company as the Senior Director — Biologics Marketing from 2001 to 2003. Mr. Treace was the Director of Marketing of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was the Director of Marketing of TreBay Medical Corp. from 1994 to 1996. Mr. Treace is the nephew of James T. Treace, a director of the Company.
      Stephen E. White has been the Vice President — Development — OrthoRecon of the Company since November 2004. He previously served the Company as the Senior Director — Regional Sales from April 2004 to November 2004 and as the Senior Director — Marketing for Large Joint Reconstruction products from 2000 to March 2004 and has held various other research and development positions with the Company since 1995. Mr. White was the Research Director of Biomechanical Research Lab, an orthopaedic research laboratory, from 1989 to 1995.

Code of Business Conduct
      The Company has adopted a Code of Business Conduct which applies to all directors, officers, employees and agents of the Company and its subsidiaries. The Code of Business Conduct satisfies the SEC’s requirements for a “code of ethics” and the NASD’s requirements for a “code of conduct.” The Code of Business Conduct is posted on the Company’s website at www.wmt.com/corporate/codeofconduct.pdf; however, the information on the Company’s website is not a part of this Proxy Statement. The Code of Business Conduct may be waived for any director or officer only by the Board of Directors upon the recommendation of both its Nominating and Corporate Governance Committee and the Company’s Ethics Officer. The Board of Directors has no present intention to permit any waiver of the Code of Business Conduct for any director or officer.

Summary Compensation Information
      The table below sets forth summary compensation information for the Company’s two Chief Executive Officers in 2004 and for each of the four other most highly compensated executive officers of the Company who were serving in such capacities on December 31, 2004.

					Long-Term
					Compensation

		Annual Compensation			Shares of
					Common Stock	All Other
Name and Principal Positions	Year	Salary	Bonus	Other(1)	Underlying Options	Compensation(2)

F. Barry Bays(3)	2004	$185,000	$108,150	$11,255	120,000	$5,550
Executive Chairman of	2003	270,000	202,500	10,200	50,000	5,100
the Board and former	2002	270,000	156,708	10,200	75,000	5,100
President and Chief Executive Officer

Laurence Y. Fairey(4)	2004	175,000	99,750	7,361	600,000	5,250
President and Chief	2003	—	—	—	—	—
Executive Officer	2002	—	—	—	—	—

John K. Bakewell	2004	214,375	124,311	10,460	45,000	6,150
Executive Vice	2003	204,275	153,206	11,400	20,000	5,100
President and Chief	2002	195,700	113,570	12,900	10,000	5,100
Financial Officer

R. Glen Coleman	2004	223,000	96,888	8,732	30,000	6,150
President — U.S. Sales	2003	199,937	125,153	7,200	45,000	5,100
and Marketing	2002	187,250	49,628	7,788	10,000	5,100

Brian T. Ennis (5)	2004	222,275	111,983	19,951	30,000	6,150
Former President —	2003	212,925	143,724	18,300	20,000	94,557	(6)
International	2002	205,025	102,385	15,300	10,000	5,100

Jeffrey G. Roberts	2004	202,825	98,458	4,982	40,000	6,085
Senior Vice President	2003	187,375	126,478	4,500	20,000	5,100
and Chief Technology	2002	176,750	90,507	6,575	10,000	5,100
Officer

(1)	The other annual compensation paid to the Company’s executive officers consists of perquisites and other personal benefits in the nature of car allowances, life insurance policies, and other nominal benefits.

(2)	Except as otherwise noted, the other compensation paid to the Company’s executive officers consists of matching contributions under the Company’s 401(k) plan.

(3)	Mr. Bays relinquished his position as the President and Chief Executive Officer of the Company and became its Executive Chairman of the Board on July 1, 2004.

(4)	Mr. Fairey became the President and Chief Executive Officer of the Company on July 1, 2004.

(5)	Mr. Ennis relinquished his position as the President — International of the Company and became an Assistant to the President on April 1, 2005.

(6)	Mr. Ennis’ other compensation for 2003 consisted of $89,457 in reimbursement of his relocation expenses and associated tax gross-up and $5,100 in matching contributions under the Company’s 401(k) plan.

Stock Option Grants in 2004
      The table below sets forth information concerning the stock options grants in 2004 to the executive officers named in the “Summary Compensation Information” table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms thereof.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		Percentage of All			Price Appreciation
	Number of Stock	Stock Options	Exercise		for Option Term(2)
	Options Granted	Granted to	Price Per	Expiration
Name	in 2004	Employees in 2004	Share(1)	Date	5%	10%

F. Barry Bays	120,000	4.96%	$30.11	3/25/2014	$2,272,322	$5,758,510
Laurence Y. Fairey	20,000	0.83	30.33	1/26/2014	381,487	966,764
	580,000	23.99	35.68	7/1/2014	13,014,597	32,981,544
John K. Bakewell	45,000	1.86	30.11	3/25/2014	852,121	2,159,441
R. Glen Coleman	20,000	0.83	30.11	3/25/2014	378,720	959,752
	10,000	0.41	25.66	11/1/2014	161,374	408,954
Brian T. Ennis	30,000	1.24	30.11	3/25/2014	568,081	1,439,628
Jeffrey G. Roberts	30,000	1.24	30.11	3/25/2014	568,081	1,439,628
	10,000	0.41	25.66	11/1/2014	161,374	408,954

(1)	The exercise price of each stock option granted to the named executive officers is equal to the fair market value, within the meaning of the Equity Incentive Plan, of the underlying shares of common stock on the date of grant.

(2)	In accordance with the SEC’s regulations, these dollar figures represent hypothetical gains that could be achieved for the respective stock options if they were exercised at the end of the option term. The gains are based on assumed annual rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective stock options were granted to their expiration date. They do not reflect the Company’s estimates or projections of future prices of the common stock. The gains are net of the stock option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The actual gains, if any, realized upon stock option exercises will depend upon the future performance of the common stock, the executive’s continued employment with the Company or its subsidiaries, and the dates on which the stock options are exercised. The hypothetical gains shown in the table might not be achieved.
     All the stock options granted to the named executive officers were granted under the Company’s Third Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”). The Compensation Committee, which administers the Equity Incentive Plan, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

Stock Option Exercises and Values for 2004
      The table below sets forth information concerning the number of stock options exercised in 2004 and the value realized upon their exercise by the executive officers named in the “Summary Compensation Information” table and the number and value of their unexercised stock options at December 31, 2004.

					Value of Unexercised
			Number of Unexercised		In-the-Money
			Stock Options at		Stock Options at
	Shares		December 31, 2004		December 31, 2004*
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

F. Barry Bays	—	$—	750,000	222,273	$17,090,936	$1,357,403
Laurence Y. Fairey	—	—	—	600,000	—	—
John K. Bakewell	—	—	119,091	65,000	2,741,483	226,450
R. Glen Coleman	—	—	70,794	86,933	1,373,627	683,313
Brian T. Ennis	—	—	66,250	68,750	1,246,413	606,138
Jeffrey G. Roberts	—	—	72,727	64,546	1,568,840	346,907

*	In accordance with the SEC’s regulations, an option is “in-the-money” if the fair market value of the underlying security exceeds the exercise price of the option. In the table, the values of the unexercised in-the-money stock options are calculated by multiplying the number of underlying shares of the Company’s common stock by the difference between the fair market value of the shares and the exercise prices of the stock options. For the purposes of the table, the fair market value of the Company’s common stock on December 31, 2004, is deemed to have been $28.50 per share, which is the closing sale price of the common stock reported for transactions effected on the Nasdaq National Market on such date.
Equity Compensation Plan Information
      The table below sets forth information regarding the shares of common stock to be issued upon the exercise of the outstanding options granted under the Company’s equity compensation plans and the shares of common stock remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2004. The Company does not have any outstanding warrants or other rights to purchase shares of common stock.

			Shares of Common
			Stock Remaining
	Shares of Common Stock	Weighted-Average	Available for Future
	to be Issued upon Exercise	Exercise Price of	Issuance under Equity
Plan Category	of Outstanding Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders	5,807,942	$19.62	1,207,493
Equity compensation plans not approved by security holders	—	—	—

Total	5,807,942	$19.62	1,207,493

      The Company’s stockholders have approved the Equity Incentive Plan and the Company’s 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”).
      As described above, the Company is authorized under the Equity Incentive Plan to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to the employees (including executive officers), directors, and consultants of the Company and its subsidiaries. The Company is authorized to grant awards under the Equity Incentive Plan for up to 8,267,051 shares of common stock, which amount will be increased by 1,500,000 shares to 9,767,051 shares in the event that the proposed amendment becomes effective. The Company thus far has granted only stock options and stock bonuses under the Equity Incentive Plan. At December 31, 2004, the Company had issued 1,302,321 shares of common stock pursuant to stock option exercises and 69,688 shares of common stock as stock bonuses, the Company had paid cash in an amount equivalent to 52,356 shares of common stock to offset the tax consequences of the stock bonuses, and there were outstanding stock options to purchase 5,807,942 shares of common stock. As a result, at December 31, 2004, there were 1,034,744 remaining shares of common stock available for future awards under the Equity Incentive Plan.
      The Stock Purchase Plan authorizes the Company to issue shares of common stock to its eligible employees. The Stock Purchase Plan divides the calendar year into two six-month plan periods, one beginning on January 1 and ending on June 30 and the other beginning on July 1 and ending on December 31. Under the Stock Purchase Plan, a participant can choose each plan period to have up to 5% of his or her annual base earnings up to $5,000 withheld to purchase shares of common stock. The purchase price of the common stock is equal to 85% of the lower of its beginning-of-period or end-of-period market price. The Company is authorized to issue up to 200,000 shares of common stock under the Stock Purchase Plan. At December 31, 2004, the Company had issued 27,251 shares of common stock to employees, leaving 172,749 shares of common stock available for future issuance under the Stock Purchase Plan.
Employment Agreements
      The Company has employment agreements with Messrs. Bays, Fairey, and Ennis. The principal terms and conditions of their employment agreements are summarized below. Effective as of April 4, 2005, the Company amended Mr. Fairey’s employment agreement, and the amended provisions of his agreement are reflected in the following summary. The Company also had employment agreements with Messrs. Bakewell, Coleman, and Roberts which expired on April 1, 2005. The Company expects to enter into new employment agreements with these executive officers in the near future.
      Term. The agreements were entered into and expire on the dates shown below.

Name	Starting Date	Ending Date

F. Barry Bays	July 1, 2004	June 30, 2006
Laurence Y. Fairey	July 1, 2004	June 30, 2008
Brian T. Ennis	February 8, 2005	April 1, 2006
      Base Salary. Each agreement establishes the initial annual base salary of the executive officer and provides that the Compensation Committee will review his compensation at least once per year and will make such increases in his base salary as are merited based on the executive officer’s performance and are consistent with the Company’s compensation policies. The current base salaries of the executive officers are set forth below.

Current
Name	Base Salary

F. Barry Bays	$100,000
Laurence Y. Fairey	350,000
Brian T. Ennis	224,700
      Performance Incentive Bonus. The agreements provide that the executive officers are eligible to receive an annual performance incentive bonus based on the attainment of performance objectives established by the Compensation Committee. The performance incentive bonuses paid to the executive officers with respect to 2004 and prior years are set forth in the “Bonus” column of the “Summary Compensation Information” table.
      Long-Term Incentive Awards. Pursuant to the agreements, the executive officers are eligible to receive long-term, equity-based incentive awards granted under the Equity Incentive Plan and any other plan administered by the Compensation Committee. The Compensation Committee’s prevailing practice has been to award stock options to the executive officers in order to closely align their interests with those of the Company’s stockholders. Information with respect to the stock options granted to the executive officers in 2004 is set forth in the “Stock Option Grants in 2004” table.
      Fringe Benefits. The agreements provide that the executive officers are eligible to participate in the fringe benefit programs, including those for medical insurance and retirement benefits, that the Company generally furnishes to its executive officers from time to time. The executive officers are required to make any generally applicable employee contributions that are required under such fringe benefit programs.
      Restrictive Covenants. The agreements impose on the executive officers customary restrictive covenants prohibiting their disclosure of confidential information relating to the Company, requiring them to assign to the Company any intellectual property developed in connection with their employment, and prohibiting them from competing and interfering with the Company’s business.
      Termination. The agreements allow the Company to terminate the employment of the executive officers in the event of their disability, for cause (as defined), and without cause. In the event of termination due to disability, the executive officers would be entitled to receive, for varying periods after the date of termination depending on the individual involved, their base salary reduced by any amount received under any disability insurance policy or pursuant to Social Security. In the case of termination for cause, Messrs. Bays and Ennis would not be entitled to receive any post-employment pay or benefits, whereas Mr. Fairey would be entitled to receive post-employment pay and benefits with respect to up to 24 months after termination, as determined by the Company in its discretion, as consideration for his covenants not to compete or interfere with the Company’s business. In the event of termination without cause, Messrs. Bays and Ennis would be entitled to receive post-employment pay and health and life insurance benefits for 12 months after termination, whereas Mr. Fairey would be entitled to receive post-employment pay and health and life insurance benefits with respect to between 12 and 24 months after termination, as determined by the Company in its discretion, as consideration for his covenants not to compete or interfere with the Company’s business.
      Change in Control. With respect to Mr. Fairey only, in the event that a transaction resulting in a “change in control” (as defined in the agreement) of the Company occurs on or before March 31, 2007, in which the market value of the consideration received by the Company’s stockholders is less than or equal to $44.00 per share, Mr. Fairey would be entitled to receive from the Company (or the surviving entity) a “CIC payment” in an amount equal to:

•	a minimum of $3,000,000 and a maximum of $6,000,000, depending on the amount of the consideration per share received by the Company’s stockholders in the change-in-control transaction; plus

•	the sum of all taxes assessed against Mr. Fairey as a result of his receipt of the CIC payment; minus

•	the intrinsic value of Mr. Fairey’s stock options, which is the difference between the aggregate market value of the consideration received upon the exercise or deemed exercise of the stock options minus the aggregate exercise price of the stock options.
      The Company is obligated to make the CIC payment to Mr. Fairey in a single lump sum within 15 days after the date of the change-in-control transaction.

Comparison of Total Stockholder Returns
      The graph below compares the cumulative total stockholder returns for the period from July 13, 2001 (when trading in the Company’s common stock commenced on the Nasdaq National Market following the Company’s initial public offering) to December 31, 2004, for the Company’s common stock, an index composed of United States companies whose stock is listed on the Nasdaq Stock Market (the “Nasdaq U.S. Companies Index”), and an index consisting of Nasdaq-listed companies in the surgical, medical, and dental instruments and supplies industry (the “Nasdaq Medical Equipment Companies Index”). The graph assumes that $100.00 was invested on July 13, 2001, in the Company’s common stock, the Nasdaq U.S. Companies Index, and the Nasdaq Medical Equipment Companies Index, and that all dividends were reinvested. Total returns for the two Nasdaq indices are weighted based on the market capitalization of the companies included therein. Historic stock price performance is not indicative of future stock price performance. The Company does not make or endorse any prediction as to future stock price performance.
Cumulative Total Stockholder Returns
Based on Reinvestment of $100.00 Beginning on July 13, 2001

	7/13/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Wright Medical Group, Inc.	$100.00	$114.70	$111.80	$194.70	$182.60
Nasdaq U.S. Companies Index	100.00	93.50	64.60	96.60	105.20
Nasdaq Medical Equipment Companies Index	100.00	104.10	85.20	124.40	145.40
      Source: Center for Research in Security Prices, University of Chicago Graduate School of Business

OTHER MATTERS
      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to the Company in accordance with their best judgment.
ADDITIONAL INFORMATION
Solicitation of Proxies
      The Company will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile or other electronic means or in person. The Company will pay the proxy solicitation costs. The Company has engaged MacKenzie Partners, Inc., to assist in soliciting proxies for a fee not to exceed $12,500 plus the reimbursement of its reasonable out-of-pocket expenses. The Company will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. The Company requests that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.
Mailing Address of Principal Executive Office
      The mailing address of the Company’s principal executive office is Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.
Stockholder Proposals for Inclusion in Proxy Statement for 2006 Annual Meeting of Stockholders
      To be considered for inclusion in the Company’s proxy statement for the 2006 annual meeting of stockholders, a stockholder proposal must be received by the Company no later than the close of business on December 11, 2005. Stockholder proposals must be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Company will not be required to include in its proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Delaware corporate law.
Other Stockholder Proposals for Presentation at 2006 Annual Meeting of Stockholders
      For any proposal that is not submitted for inclusion in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (1) the Company receives notice of the proposal before the close of business on February 24, 2006, and advises stockholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) the Company does not receive notice of the proposal prior to the close of business on February 24, 2006. Notices of intention to present proposals at the 2006 annual meeting of stockholders should be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

By Order of the Board of Directors,

Jason P. Hood
Secretary
Arlington, Tennessee
April 15, 2005

APPENDIX A
WRIGHT MEDICAL GROUP, INC.
FOURTH AMENDED AND RESTATED
1999 EQUITY INCENTIVE PLAN
      WHEREAS, the Company adopted, effective as of December 7, 1999, the Wright Acquisition Holdings, Inc. 1999 Equity Incentive Plan (the “Plan”), which allows for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, and other incentive compensation arrangements to employees, directors and consultants of the Company and its subsidiaries in order to provide them with incentives and align their interests with those of the stockholders of the Company;
      WHEREAS, the Company amended and restated the Plan effective as of July 6, 2001, May 13, 2003, and May 13, 2004;
      WHEREAS, Section 15 of the Plan provides that the Plan may be amended at any time, in whole or in part, by action of the Company’s Board of Directors or its Compensation Committee; and
      WHEREAS, it is now desired to amend and restate the Plan in its entirety to reflect such further amendments to the Plan as have been approved by the Compensation Committee.
      NOW, THEREFORE, pursuant to the authority granted by the Compensation Committee, the Plan is hereby amended and restated, effective as of May 12, 2005, as follows:
      1.     Purpose.
          (a) The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company or any Related Entity and enter and remain in the employ of the Company or any Related Entity and to provide a means whereby employees, directors and consultants of the Company and any Related Entity can acquire and maintain Stock ownership, or be paid incentive compensation measured by reference to the value of Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees, directors and consultants.
          (b) So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing.
      2.     Definitions. The following definitions shall be applicable throughout the Plan:
          (a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.
          (b) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means the Company or a Related Entity having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Related Entity or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or a Related Entity (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct injurious to the Company or a Related Entity, or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

          (e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
          (f) “Committee” means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.
          (g) “Common Stock” means the common stock, par value $0.01 per share, of the Company.
          (h) “Company” means Wright Medical Group, Inc., a Delaware corporation, and any successor thereto.
          (i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
          (j) “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.
          (k) “Eligible Person” means any (i) person regularly employed by the Company or any Related Entity; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or any Related Entity; or (iii) consultant to the Company or any Related Entity.
          (1) “Exchange Act” means the Securities Exchange Act of 1934.
          (m) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on the Nasdaq Stock Market, the mean between the highest and lowest sale prices reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted on the Nasdaq Stock Market, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately; or (iv) notwithstanding clauses (i)-(iii) above, with respect to Awards granted as of the consummation of an IPO, the price at which Stock is sold to the public in the IPO.
          (n) “Holder” means a Participant who has been granted an Award.
          (o) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.
          (p) “IPO” means the initial offering of Common Stock to the public through an effective registration statement.
          (q) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.
          (r) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

          (s) “Normal Termination” means termination of employment or service with the Company or any Related Entity:
               (i) upon retirement pursuant to the retirement plan of the Company or any Related Entity, as may be applicable at the time to the Participant in question;
               (ii) on account of Disability;
               (iii) with the written approval of the Committee; or
               (iv) by the Company or any Related Entity without Cause.
          (t) “Option” means an Award granted under Section 7 of the Plan.
          (u) “Option Period” means the period described in Section 7(c).
          (v) “Option Price” means the exercise price set for an Option described in Section 7(a).
          (w) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.
          (x) “Performance Goals” means the performance objectives of the Company or a Related Entity during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.
          (y) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.
          (z) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.
          (aa) “Plan” means the Wright Medical Group, Inc. 1999 Equity Incentive Plan, as may be amended and/or restated from time to time.
          (bb) “Qualified Committee” means a committee composed of at least two Qualified Directors.
          (cc) “Qualified Director” means a person who is (i) an Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.
          (dd) “Related Entity” means, when referring to a subsidiary, any business entity (other than the Company) which, at the time of the granting of an Award, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the Award, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an Incentive Stock Option, the definition of “Related Entity” as used in this Plan shall apply by only considering entities that are corporations.
          (ee) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.
          (ff) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.
          (gg) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 11 of the Plan.
          (hh) “Securities Act” means the Securities Act of 1933, as amended.

          (ii) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.
          (jj) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
          (kk) “Stock Bonus” means an Award granted under Section 11 of the Plan.
          (ll) “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).
          (mm) “Vested Unit” shall have the meaning ascribed thereto in Section 10(e).
      3.     Effective Date, Duration and Shareholder Approval. The Plan originally was adopted effective as of December 7, 1999, and subsequently was amended and restated effective as of July 6, 2001, May 13, 2003, and May 13, 2004. This amended and restated Plan shall be effective as of May 12, 2005. The effectiveness of this amended and restated Plan and the validity of any and all Awards granted hereunder is contingent upon approval of thereof by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 16 herein, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Stock is listed, if so listed, and/or the Nasdaq Stock Market, if the Stock is quoted thereon. Unless and until the stockholders approve this amended and restated Plan in compliance with the applicable requirements, the existing Plan shall remain in effect and no Award granted hereunder shall be effective. The expiration date of the Plan, after which no Awards may be granted hereunder, shall be December 7, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.
      4.     Administration. The Committee shall administer the Plan; provided, however, that as of and after the date the Company first becomes subject to Section 16 of the Exchange Act, the Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:
          (a) select the Eligible Persons to participate in the Plan;
          (b) determine the nature and extent of the Awards to be made to each Participant;
          (c) determine the time or times when Awards will be made to Participants;
          (d) determine the duration of each Award Period and Restricted Period;
          (e) determine the conditions to which the payment of Awards may be subject;
          (f) establish the Performance Goals for each Award Period;
          (g) prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and
          (h) cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.
      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.
      5.     Grant of Awards; Shares Subject to the Plan. The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:
          (a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 9,767,051 shares of Common Stock. Any and all shares of Stock that may be made subject to Awards are authorized to be issued pursuant to Incentive Stock Options;
          (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;
          (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;
          (d) No Participant may receive Options or SARs under the Plan with respect to more than 600,000 shares of Stock in any one year; and
          (e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.
      6.     Eligibility. Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
      7.     Discretionary Grant of Stock Options. The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Related Entity. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement:
          (a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that no Incentive Stock Option shall be granted with a per share exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant.
          (b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.
          (c) Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:
               (i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.
               (ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or any Related Entity or within thirty days of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.
               (iii) If the Holder ceases employment or service with the Company or any Related Entity for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.
          (d) Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:
               (i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.
               (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.
               (iii) Subject to Section 12(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder.
               (iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.
               (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.
               (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

          (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Related Entity, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.
          (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
          (g) Prohibition on Option Repricing. Subject to Section 13, without the prior approval of the Company’s stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend any outstanding Nonqualified Stock Option to reduce its Option Price or (ii) grant any new Option in replacement and cancellation of any outstanding Nonqualified Stock Option with a higher Option Price. This prohibition on Option repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are otherwise permitted under Section 13 of this Plan.
      8.     Stock Appreciation Rights. Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:
          (a) Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.
          (b) Automatic Exercise. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.
          (c) Payment. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.
          (d) Method of Exercise. A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.
          (e) Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR.

      9.     Performance Shares.
          (a) Award Grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. At the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.
          (b) Determination of Award. At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.
           (c) Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.
           (d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.
           (e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any Related Entity whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any Related Entity whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to Performance Share Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.
      10.     Restricted Stock Awards and Phantom Stock Units.
           (a) Award of Restricted Stock and Phantom Stock Units.
                (i) The Committee shall have the authority (A) to grant Restricted Stock and Phantom Stock Unit Awards, (B) to issue or transfer Restricted Stock to Eligible Persons, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

                (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.
                (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.
                (iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.
           (b) Restrictions.
                (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; and (C) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.
                (ii) Phantom Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company, and (B) such other terms and conditions as may be set forth in the applicable Award agreement.
                (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.
           (c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and

Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement.
           (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Related Entities during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.
           (e) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.
      Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
           (f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of between Wright Medical Group, Inc., and . A copy of such Agreement is on file at the offices of the Company at 5677 Airline Road, Arlington, Tennessee 38002.”
      Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.
      11.     Stock Bonus Awards. The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as or in payment of a bonus, to provide incentives, or to recognize special achievements or contributions.
      12.     General.
           (a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

           (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.
           (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
           (d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or any Related Entity, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay prior to delivery of such Stock, the amount of any such taxes which are required to be withheld, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations may be accepted if the Holder of the Award elects to make payment in such manner.
           (e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Related Entity.
           (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
           (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
           (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
           (i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.
           (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
           (k) Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.
           (1) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and any Related Entity and upon any other information furnished in connection with the Plan by any person or persons other than himself.
           (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
           (n) Expenses. The expenses of administering the Plan shall be borne by the Company.
           (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.
           (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
      13.     Changes in Capital Structure. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards, and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (a) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for,

Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
      Notwithstanding the above, in the event of any of the following: (a) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity; (b) all or substantially all of the assets of the Company are acquired by another person; (c) the reorganization or liquidation of the Company; or (d) the Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above; then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.
      14.     Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
      15.     Amendments and Termination. The Board may at any time terminate the Plan. Subject to Sections 7(g) and 13, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall require the approval of the Company’s stockholders to the extent that such approval is then required by the Plan, applicable law, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the Stock is then listed or the Nasdaq Stock Market or any other automated quotation system on which the Stock is then quoted.
      16.     Effect of Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that the Award is intended to comply with Section 162(m) of the Code, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code to provide a full Federal income tax deduction has been obtained.

      IN WITNESS WHEREOF, the undersigned has caused this amended and restated Plan to be executed on behalf of the Company as of May 12, 2005.

WRIGHT MEDICAL GROUP, INC.

By:

Laurence Y. Fairey
President and Chief Executive Officer

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com April 15, 2005
Dear Stockholder:
It is a great pleasure to have this opportunity to provide you with our 2004 Annual Report and the Proxy Statement for our 2005 Annual Meeting of Stockholders. The Annual Report discusses our performance in 2004 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 12, 2005.
YOUR VOTE IS IMPORTANT!
You can submit your proxy in one of two ways:

1.	Call toll-free 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone at any time and follow the instructions on the reverse side; or

2.	Complete, sign, date, and return your proxy card in the accompanying envelope.
Thank you for your continued interest in, and ownership of, Wright Medical Group, Inc.

Sincerely,

Laurence Y. Fairey
President and Chief Executive Officer
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PROXY                                                           W RIGHT MEDICAL GROUP, INC.                                                           PROXY
2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The 2005 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the “Company”) will be held at the Doubletree Hotel located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 12, 2005, beginning at 3:30 p.m. (central time). The undersigned hereby acknowledges receipt of the combined Notice of 2005 Annual Meeting of Stockholders and Proxy Statement dated April 15, 2005, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.
          The undersigned hereby appoints F. Barry Bays, John K. Bakewell, and Jason P. Hood, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.
          The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.
(Continued and to be signed on the reverse side)

2005 ANNUAL MEETING OF STOCKHOLDERS
OF
WRIGHT MEDICAL GROUP, INC.
May 12, 2005
PROXY VOTING INSTRUCTIONS
TELEPHONE — Please call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
-OR -
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER
ACCOUNT NUMBER
You may enter your voting instructions as 1-800-PROXIES up until 11:59 p.m. (eastern time) the day before the meeting date.
● Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ●
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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To elect eight directors to serve on the Board of Directors of the Company for a term of one year.
☐     FOR ALL NOMINEES
☐     WITHHOLD AUTHORITY FOR ALL NOMINEES
☐     FOR ALL NOMINEES EXCEPT (See instructions below)

NOMINEES:	O F. Barry Bays O Richard B. Emmitt O Laurence Y. Fairey O David D. Stevens	O James E. Thomas O Thomas E. Timbie O James T. Treace O Elizabeth H. Weatherman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee from whom you wish to withhold your vote as shown here: O

2.	To approve the amendment of the Company’s Third Amended and Restated 1999 Equity Incentive Plan as described in the Proxy Statement.
☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN

3.	To ratify the selection of KPMG LLP as the Company’s independent auditor for 2005.
☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN
With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.
To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:——————
Signature of Stockholder	Date:——————
Note: Please sign exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please indicate your full title as such. If the shares are held by a corporation, partnership or limited liability company, please sign the full name of the entity by the duly authorized officer, partner or member, respectively.